[Morgan, Lewis & Bockius Letterhead]

                                December 27, 2001

AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, DE 19801

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-36260) filed by AIG Life Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 on or about December 27, 2001.

Very truly yours,


/s/ Morgan, Lewis & Bockius
Morgan, Lewis & Bockius LLP